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                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                                         [ ]
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Check the appropriate box:
Preliminary Proxy Statement                                     [ ]
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e) (2)       [ ]
Definitive Proxy Statement                                      [ ]
Definitive Additional Materials                                 [X]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                            MASSEY ENERGY CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person (s) filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials

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PRESS RELEASE

             ISS RECOMMENDS SHAREHOLDERS VOTE FOR DANIEL LOEB ON THE
                        THIRD POINT LLC WHITE PROXY CARD

NEW YORK, NY MAY 4, 2006 PR Newswire/ -- Third Point LLC is pleased to announce that Institutional Shareholder Services (ISS), the largest independent proxy research firm issued an analysis for the proxy contest of Massey Energy Company (NYSE: MEE) and recommended that shareholders vote on the Third Point LLC WHITE proxy card for Daniel Loeb.

ISS stated in its report "We note that the combination of the financial, strategic and governance issues facing the company may be depressing the company's valuation. MEE trades at a discount to its peers using various valuation metrics. Based on the factors discussed above, on balance we conclude that board change is warranted at MEE."

ISS also concluded "MEE shareholders want to ensure that the 'Massey ship' rights itself quickly and does not turn a shorter-term episode of underperformance into a long-term trend, especially in light of the currently attractive pricing conditions on the energy market. The recent financial and operational performance of the company and the dissidents' skill sets establishes both the need for change and the dissidents' ability to effect change."

"We are pleased that ISS agrees with us that change is needed at Massey Energy and has recommended shareholders vote on the WHITE proxy card. We hope shareholders support Third Point by voting for both Todd Swanson and me on the WHITE proxy card," said Daniel Loeb, founder and Managing Member of Third Point.

Third Point LLC beneficially owns 4,800,000 shares of Massey Energy (5.9% of the outstanding shares).

Contact:          Third Point LLC
                  Todd Swanson
                  (212) 224-7400

                  D.F. King & Co., Inc.
                  Edward McCarthy
                  (212) 493-6952